Exhibit 16.1 MOEN AND COMPANY LLP CHARTERED ACCOUNTANTS
Member:
Canadian Institute of Chartered Accountants
Institute of Chartered Accountants of British Columbia
Institute of Management Accountants (USA) (From 1965)
Chairman’s Circle - Asia Pacific Business Network (APBN)

Registered with:
Public Company Accounting Oversight Board (USA) (PCAOB)
Canadian Public Accountability Board (CPAB)
Canada - British Columbia Public Practice Licence
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Principal - Charter - 41st Year Anniversary

Securities Commission Building
PO Box 10129, Pacific Centre
Suite 1400 - 701 West Georgia Street
Vancouver, British Columbia
Canada V7Y 1C6

Telephone: (604) 662-8899
Fax: (604) 662-8809

Office Email: moenca@telus.net
Audit Email: auditca@telus.net

April 21, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.   20549-7561

Dear Sirs/Madams:

We have read Item 4 of Gran Tierra Energy Inc.'s Form 8-K dated April 19, 2006, and we agree with the statements made therein.

Yours truly,

MOEN AND COMPANY LLP

/s/ Moen and Company LLP /s/ Irving P. Moen

“Independent Accountants and Auditors”